CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in Amendment No. 25 to the Registration Statement on Form N-1A of Fidelity Exchange Fund, of our report dated February 11, 2002 on the financial statements and financial highlights included in the December 31, 2001 Annual Report to Shareholders of Fidelity Exchange Fund.

We further consent to the references to our Firm under the heading "Auditor" in the Part B of this Amendment.

____________________________	/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
March 25, 2002